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                                                                     EXHIBIT 5.3



                  [LETTERHEAD OF SIMPSON, THACHER & BARTLETT]



                                January 3, 2002



PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151



Ladies and Gentlemen:



    We have acted as counsel to PRIMEDIA Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering 6,649 shares of its common stock, par value $0.01 per share (the "Shares"), relating to the resale of the Shares by Cypress Information Associates, Inc., Paul and Florence Kagan, Melanie Canter and Linda Cosmero.



    We have examined the Registration Statement and forms of the share certificate for the Shares. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.



    In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.



    Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.



    We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).



    We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.



                                          Very truly yours,
                                          /s/ Simpson Thacher & Bartlett
                                          SIMPSON THACHER & BARTLETT